UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2000

Centura Software Corporation
(Exact name of registrant as specified in its charter)

California
(State of Other Jurisdiction of Incorporation)

0-21010	94-2874178
(Commission File Number)	(IRS Employer Identification Number)

975 Island Drive
Redwood Shores, California   94065
(Address of principal executive offices including zip code)

(650) 596-3400
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index located on page 4

Item 5. Other Events

On September 12, 2000, the Registrant entered into an equity financing agreement with MAJJES Limited, under which the Registrant may sell up to $100 million of its common stock over a three-year period. The registrant may draw down incremental capital at its own discretion, subject to equity market conditions and the terms of the equity financing agreement. The Registrant issued a press release announcing this agreement on September 13, 2000.

Item 7. Exhibits

Exhibit Number	Description
1.1	Common Stock Purchase Agreement dated September 12, 2000 between the Registrant and MAJJES Limited.
99.1	Press Release dated September 13, 2000

CENTURA SOFTWARE CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURA SOFTWARE CORPORATION

(Registrant)

By:	/s/ Richard Lucien

Richard Lucien
Vice President, Finance and Operations and Chief Financial Officer

Dated: September 19, 2000

EXHIBIT INDEX

Number	Exhibit
1.1	Common Stock Purchase Agreement dated September 12, 2000 between the Registrant and MAJJES Limited.
99.1	Press Release dated September 13, 2000